UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices) (Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 12, 2021, Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”) held its annual meeting of stockholders. According to the inspector of elections, a total of 7,802,660 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 39% of the total number of shares entitled to vote at the meeting. The voting results, as certified by the inspector of elections, are as follows:

Proposal 1 - Election of Directors.

The Company’s stockholders elected seven directors of the Company to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Stockholders voted as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Andreas K. Bremer	6,096,939	508,644	1,197,077
Diane S. Detering-Paddison	6,107,441	498,142	1,197,077
Jeffrey F. Joseph	6,096,435	509,148	1,197,077
David Lichtenstein	6,110,413	495,170	1,197,077
Jeffrey P. Mayer	6,109,656	495,927	1,197,077
Cynthia Pharr Lee	6,086,713	518,870	1,197,077
Steven Spinola	6,088,417	517,166	1,197,077

Proposal 2 - Ratification of Selection of Auditors.

The stockholders ratified the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021. Stockholders voted as follows:

FOR	AGAINST	ABSTAIN
7,313,794	157,183	331,683

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Date: August 16, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer

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